Exhibit 99.1

FOR IMMEDIATE RELEASE

February 5, 2026	Nasdaq Capital Markets - GTIM

GOOD TIMES RESTAURANTS REPORTS RESULTS FOR
THE 2026 FIRST FISCAL QUARTER ENDED DECEMBER 30, 2025

(DENVER, CO) Good Times Restaurants Inc. (Nasdaq: GTIM), operator of the Bad Daddy’s Burger Bar and Good Times Burgers & Frozen Custard restaurant brands, today reported financial results for the 2026 first fiscal quarter.

Key highlights of the Company’s financial results include:

•	Total Revenues for the quarter were $32.7 million

•	Same Store Sales[1] for company-owned Bad Daddy’s restaurants decreased 1.2% for the quarter compared to the first quarter of fiscal 2025 and for Good Times restaurants decreased 3.1% for the quarter compared to the first quarter of fiscal 2025

•	Net Income Attributable to Common Shareholders was $0.2 million ($0.02 per share) for the quarter

•	Adjusted EBITDA[2] (a non-GAAP measure) was $1.3 million for the quarter

•	The Company ended the quarter with $3.3 million in cash and $1.8 million of long-term debt

Ryan M. Zink, the Company’s Chief Executive Officer, said, “I am pleased with our Same Store Sales this quarter, which marks meaningful improvement over our prior quarter. The first fiscal quarter included a traditional thirteen weeks this year, one fewer than last year’s fourteen weeks. I am proud of our ability to generate similar Net Income, in light of the eight percent reduction in restaurant operating weeks resulting from the calendar shift, compared to the prior fiscal quarter. Restaurant level controls, including both cost of sales and cost of labor, have been the result of a heightened sense of cost containment and more aggressive negotiations with our vendor partners which is translating into increased profitability.”

Mr. Zink continued, “Increasing guest traffic at both brands continues to be our top priority. At Good Times, we recently completed the transition from cook-and-hold, to cook-to-order for all of our burgers, including a new cheese melting process which will deliver a significantly better product to our guests, without incurring any additional labor costs. At the same time, we improved our beef grind and have increased the size of our patty to deliver greater value to the guest. This burger style distances us from mainline QSR and improves our ability to compete with new market entrants into the front range communities. We will be messaging our improved burgers through a variety of digital media over the next quarter.”

“At Bad Daddy’s, we have seen marked improvement in traffic at our Colorado restaurants, which were notably soft in fiscal 2025 compared to the rest of the system. We will be shifting our quarterly multi-product LTO strategy to a single monthly food feature in March, which we expect to increase frequency among our loyal guests, and also provide us with a format in which to feature a broader range of burgers and sandwiches, while at the same time providing greater ability to operationalize overlapping short shelf life promotions. This approach facilitates promotional items that have broader guest appeal and at a greater variety of price points, enabling us to simultaneously deliver on value for the guest, strong item-level margin and cost metrics, and more frequent ‘new news’ to message to our guests. I am optimistic about our sales projections for both concepts and the resulting ability to meaningfully improve on profit measures during the fiscal year.” Zink concluded.

_____________________________

[1]	Same store sales are a metric used in evaluating the performance of established restaurants and is a commonly used metric in the restaurant industry. Same store sales for our brands are calculated using all units open for at least 18 full fiscal months and use the comparable operating weeks from the prior year to the current year quarter’s operating weeks.

[2]	For a reconciliation of Adjusted EBITDA to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why the Company considers them useful, see the financial information schedules accompanying this release.

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Conference Call: Management will host a conference call to discuss its fiscal 2026 first quarter financial results on Thursday, February 5, 2026 at 3:00 p.m. MT/5:00 p.m. ET. Hosting the call will be Ryan M. Zink, its Chief Executive Officer and Keri A. August, its Chief Accounting Officer.

The conference call can be accessed by registering online at Q1 2026 GTIM Earnings Call and you will be provided with dial in details. The live webcast will be accessible from the Company's investor relations website on the Events page. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

About Good Times Restaurants Inc.: Good Times Restaurants Inc. owns, operates, and licenses 38 Bad Daddy’s Burger Bar restaurants through its wholly owned subsidiaries. Bad Daddy’s Burger Bar is a full-service “small box” restaurant concept featuring a chef-driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of craft beers in a high-energy atmosphere that appeals to a broad consumer base. Additionally, through its wholly owned subsidiaries, Good Times Restaurants Inc. owns, operates and franchises 30 Good Times Burgers & Frozen Custard restaurants primarily in Colorado. Good Times is a regional quick-service concept featuring all-natural burgers and chicken sandwiches, signature wild fries, green chili breakfast burritos and fresh frozen custard desserts.

Forward Looking Statements: This press release contains forward looking statements within the meaning of federal securities laws. The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek”, “plan” and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward-looking statements. Such risks and uncertainties include, among other things, the market price of the Company's stock prevailing from time to time, the nature of other investment opportunities presented to the Company, the disruption to our business from pandemics and other public health emergencies, the impact and duration of staffing constraints at our restaurants, the impact of supply chain constraints and the current inflationary environment, the impact of tariffs, the uncertain nature of current restaurant development plans and the ability to implement those plans and integrate new restaurants, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, other general economic and operating conditions, risks associated with our share repurchase program, risks associated with the acquisition of additional restaurants, the adequacy of cash flows and the cost and availability of capital or credit facility borrowings to provide liquidity, changes in federal, state, or local laws and regulations affecting the operation of our restaurants, including minimum wage and tip credit regulations, and other matters discussed under the Risk Factors section of Good Times’ Annual Report on Form 10-K for the fiscal year ended September 30, 2025 filed with the SEC, and other filings with the SEC.

Good Times Restaurants Inc. CONTACTS:

Ryan M. Zink, Chief Executive Officer (303) 384-1432

Christi Pennington (303) 384-1440

Category: Financial

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Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands, except per share amounts)

	Fiscal First Quarter
	2026	2025
Statement of Operations	(13 weeks)	(14 weeks)
NET REVENUES:
Restaurant sales	$32,373	$35,965
Franchise and other revenues	333	368
Total net revenues	32,706	36,333

RESTAURANT OPERATING COSTS:
Food and packaging costs	9,841	11,363
Payroll and other employee benefit costs	11,210	12,783
Restaurant occupancy costs	2,509	2,683
Other restaurant operating costs	4,562	4,741
Preopening costs	-	8
Depreciation and amortization	940	1,018
Total restaurant operating costs	29,062	32,596

General and administrative costs	2,055	2,588
Advertising costs	1,275	1,129
Loss (gain) on restaurant asset disposals	14	(57)
Total costs and expenses	32,406	36,256

INCOME FROM OPERATIONS	300	77

OTHER (EXPENSE) INCOME:
Interest expense, net	(51)	(46)
Other income	-	140
Total other (expense) income	(51)	94

NET INCOME BEFORE INCOME TAXES	249	171

Provision for income taxes	(51)	3

NET INCOME	$198	$174
Income attributable to non-controlling interests	(17)	(10)

NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$181	$164

NET INCOME PER SHARE, ATTRIBUTABLE TO COMMON SHAREHOLDERS:
Basic	$0.02	$0.02
Diluted	$0.02	$0.02

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	10,554,117	10,682,632
Diluted	10,650,117	10,816,596

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Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands)

Selected Balance Sheet Data	December 30, 2025	September 30, 2025
Cash and cash equivalents	$3,316	$2,605

Current assets	$6,730	$5,254

Total assets	$82,512	$83,807

Current liabilities	$14,977	$14,378

Shareholders’ equity	$33,247	$33,058

Supplemental Information for Company-Owned Restaurants (dollars in thousands):

	Bad Daddy’s Burger Bar		Good Times Burgers & Frozen Custard
	Fiscal First Quarter
	2026 (13 weeks)	2025 (14 weeks)	2026 (13 weeks)	2025 (14 weeks)

Restaurant sales	$23,202	$26,078	$9,171	$9,887

Restaurants open at beginning of period	38	39	27	25
Restaurants opened or acquired during period	-	-	-	2
Restaurants closed during period	1	-	-	-
Restaurants open at period end	37	39	27	27

Restaurant operating weeks	482.0	546.0	351.0	365.5

Average weekly sales per restaurant	$48.1	$47.8	$26.1	$27.1

Reconciliation of U.S. GAAP Results to Non-GAAP Measurements

Reconciliation of Income from Operations to Non-GAAP Restaurant-Level Operating Profit (in thousands)

	First Fiscal Quarter
	2026 (13 weeks)	2025 (14 weeks) [1]
Income from operations	$300	$77
Less:
Franchise and other revenues	333	368
Add:
General and administrative	2,055	2,588
Depreciation and amortization	940	1,018
Advertising costs	1,275	1,129
Loss (gain) on restaurant asset disposals	14	(57)
Preopening costs	-	8
Restaurant-level operating profit	$4,251	$4,395

[1]	Certain prior year activity has been reclassified from Other restaurant operating costs to Advertising costs to conform to the current year’s presentation. Such reclassification resulted in an increase to Advertising costs and Restaurant-level operating profit (a non-GAAP measure) for the first fiscal quarter 2025 of approximately $0.3 million.

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The Company believes that restaurant-level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance. The Company defines restaurant-level operating profit to be restaurant revenues minus restaurant-level operating costs, excluding restaurant closures and impairment costs. The measure includes restaurant-level occupancy costs, which include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance and other property costs, but excludes depreciation. The measure excludes depreciation and amortization expense, substantially all of which is related to restaurant level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes selling, general and administrative costs, and therefore excludes occupancy costs associated with selling, general and administrative functions, and preopening costs. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded, because, like depreciation and amortization, they represent a non-cash charge for the Company’s investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation, or as an alternative, to income from operations or net income as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies. The tables above set forth certain unaudited information for the current and prior year fiscal quarters for fiscal 2026 and fiscal 2025, expressed as a percentage of total revenues, except for the components of restaurant operating costs, which are expressed as a percentage of restaurant revenues.

Margin Analysis:	First Fiscal Quarter
	2026 (13 weeks)		2025 (14 weeks) [1]
Bad Daddy’s Burger Bar [2]:
Restaurant sales	$23,202	100.0%	$26,078	100.0%
Restaurant operating costs (exclusive of depreciation and amortization and pre-opening costs):
Food and packaging costs	7,015	30.2%	8,214	31.5%
Payroll and benefits costs	8,000	34.5%	9,156	35.1%
Restaurant occupancy costs	1,615	7.0%	1,752	6.7%
Other restaurant operating costs	3,385	14.6%	3,573	13.7%
Restaurant-level operating profit	$3,187	13.7%	$3,383	13.0%
Good Times Burgers & Frozen Custard:
Restaurant sales	$9,171	100.0%	$9,887	100.0%
Restaurant operating costs (exclusive of depreciation and amortization and pre-opening costs):
Food and packaging costs	2,826	30.8%	3,149	31.8%
Payroll and benefits costs	3,210	35.0%	3,627	36.7%
Restaurant occupancy costs	915	10.0%	950	9.6%
Other restaurant operating costs	1,278	13.9%	1,255	12.7%
Restaurant-level operating profit	$942	10.3%	$906	9.2%
Other [2]:
Restaurant occupancy costs	$(21)		$(19)
Other restaurant operating costs	(101)		(87)
Restaurant-level operating profit	$122		$106
Total restaurant-level operating profit	$4,251	13.1%	$4,395	12.2%

[1]	Certain prior year activity has been reclassified from Other restaurant operating costs to Advertising costs to conform to the current year’s presentation. Such reclassification resulted in an increase to Restaurant-level operating profit (a non-GAAP measure) for the first fiscal quarter 2025 of approximately $0.3 million.

[2]	Prior to fourth quarter 2025, certain general and administrative activity now included in Other was combined and reported with the Bad Daddy's segment. In order to better align with our internal reporting and provide a better representation of restaurant-level operations, beginning with fourth quarter 2025, this activity has been removed from the Bad Daddy's segment. First quarter fiscal 2025 figures have been recast for comparability.

Certain percentage amounts in the table above do not total due to rounding.

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Reconciliation of Net Income to Non-GAAP Adjusted EBITDA (in thousands):

	Quarter Ended
	December 30, 2025 (13 Weeks)	December 31, 2024 (14 Weeks)
Net income attributable to common shareholders, as reported	$181	$164
Depreciation and amortization	966	1,042
Depreciation and amortization attributable to non-controlling interest	(26)	(26)
Provision for income taxes	51	(3)
Interest expense, net	51	46
EBITDA	1,223	1,223
Preopening expense [1]	-	8
Non-cash stock-based compensation [2]	23	35
Non-cash loss (gain) on restaurant asset disposals [3]	15	(4)
Adjusted EBITDA	$1,261	$1,262

[1]	Represents expenses directly associated with the opening of new restaurants, including preopening rent.
[2]	Represents non-cash stock-based compensation as described in Note 13 to the Consolidated Financial Statements.
[3]	Primarily represents losses (gains) from asset disposals as well as deferred gains on previous sale-leaseback transactions on two Good Times restaurants.

Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. This measure is presented because we believe that investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for evaluating our ongoing results of operations.

Adjusted EBITDA is calculated as net income before interest expense, provision for income taxes and depreciation and amortization and further adjustments to reflect the additions and eliminations presented in the table above.

Adjusted EBITDA is presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and asset disposals, closure costs and restaurant impairments, and (ii) we use Adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of Adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that Adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies, and our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.

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